Exhibit 99.1

News Release

January 13, 2022

SSr mining ANNOUNCES THE SALE OF ITS PITARRILLA PROJECT
FOR TOTAL CONSIDERATION OF up to US$127 MILLION

DENVER - SSR Mining Inc. (NASDAQ/TSX: SSRM; ASX: SSR) (“SSR Mining” or the “Company”) announced today that it has entered into a definitive agreement to sell its Pitarrilla project in Durango, Mexico to Endeavour Silver Corp. (TSX: EDR; NYSE: EXK) (“Endeavour Silver”) for total consideration of up to US$127 million (the “Transaction”).

Total consideration consists of US$35 million in cash, US$35 million in Endeavour Silver shares (with the number of shares to be issued based on the 10-day volume weighted average trading price preceding the date of the share purchase agreement), and a 1.25% net smelter return royalty on the Pitarrilla property currently estimated by SSR Mining to be valued at up to US$57 million (based on the “NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico”, dated December 14, 2012 1). In addition, Endeavour Silver has committed to incur a minimum of US$10 million in exploration expenditures on the Pitarrilla project over a five-year period following closing of the Transaction.

The cash and equity components of the consideration totaling US$70 million will be paid upon closing of the Transaction. On closing, SSR Mining will hold approximately 5% of the outstanding shares of Endeavour Silver, which will be subject to a hold period of four months and one day following the date of closing. Closing of the Transaction remains subject to TSX and NYSE regulatory approvals and the approval of the Mexican Federal Economic Competition Commission, as well as customary closing conditions for a transaction of this kind and is expected to occur in the first half of 2022.

The Transaction is expected to be accretive to SSR Mining on an NAV per share basis, based on street consensus estimates. In addition, the cash and equity components of the consideration received exceed the net book value of the Pitarrilla project. With this transaction, SSR Mining continues to deliver on its goal of portfolio rationalization, realizing value for shareholders by monetizing non-core assets. Together with the sale of our non-core royalty portfolio in the third quarter of 2021 and ongoing rationalization of non-core equity positions, SSR Mining has realized in excess of US$235 million in aggregate consideration over the past 7 months.

Pitarrilla is a silver, lead, and zinc project located in the State of Durango, Mexico. Endeavour Silver is a mid-tier precious metals mining company that operates two high-grade, underground, silver-gold mines in Mexico. Endeavour Silver is currently advancing the Terronera mine project towards a development decision, pending financing and final permits, and exploring its portfolio of exploration and development projects in Mexico, Chile and the United States.

1 The estimated value of the net smelter return royalty is based on the present value of net smelter returns of the Pitarrilla property from the “NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico”, dated December 14, 2012, which is available on Company’s website at www.ssrmining.com, discounted at a rate of 5%. The estimated value assumes a silver price of US$25/oz, a lead price of US$0.90/lb, and a zinc price of US$0.95/lb. The assumptions underlying the estimated value of the Pitarrilla project net smelter return royalty, including those supporting the Technical Report on the Pitarrilla Project and future metal prices, represent estimates and actual royalties received by SSR Mining in connection with the Transaction may differ from projected amounts.

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Qualified Person

The scientific and technical data contained in this news release relating to the Pitarrilla project has been reviewed and approved by Karthik Rathnam, MAusIMM (CP), and a qualified person under National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43- 101”). Mr. Rathnam is SSR Mining’s Resource Manager, Corporate.

Advisors and Counsel

RBC Capital Markets acted as exclusive financial advisor to SSR Mining while Stikeman Elliott LLP acted as legal counsel.

About SSR Mining

SSR Mining Inc. is a leading, free cash flow focused intermediate gold company with four producing assets located in the USA, Turkey, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets in the USA, Turkey, Mexico, Peru, and Canada. In 2020, the four operating assets produced approximately 711,000 gold-equivalent ounces. SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.

SSR Mining Contacts

F. Edward Farid, Executive Vice President, Chief Corporate Development Officer

Alex Hunchak, Director, Corporate Development and Investor Relations

SSR Mining Inc.

E-Mail: invest@ssrmining.com

Phone: +1 (416) 306-5789

To receive SSR Mining's news releases by e-mail, please register using the SSR Mining website at www.ssrmining.com.

SOURCE: SSR Mining Inc.

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Cautionary Note Regarding Forward-Looking Information

Except for statements of historical fact relating to the Company, certain statements contained in this press release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and the Company’s other public filings. Forward-looking information relates to statements concerning the Company’s outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information in this press release is based on certain key expectations and assumptions made by the Company. Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Forward-looking information is subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this press release. The key risks and uncertainties include, but are not limited to: local and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof; developments with respect to COVID-19 pandemic, including the duration, severity and scope of the pandemic and potential impacts on mining operations; and other risk factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission on EDGAR and the Canadian securities regulatory authorities on SEDAR.

Forward-looking information in this press release include statements concerning, among other things: the estimated value of the Pitarrilla project net smelter return royalty, forecasts; outlook; closing of the Transaction; timing of production; production, cost, operating and capital expenditure guidance; the Company’s intention to return excess attributable free cash flow to shareholders; the timing and implementation of the Company’s dividend policy; the implementation of any share buyback program and the amount thereof; statements regarding plans or expectations for the declaration of future dividends and the amount thereof; future cash costs and all in sustaining costs (“AISC”) per ounce of gold, silver and other metals sold; the prices of gold, silver and other metals; Mineral Resources, Mineral Reserves, realization of Mineral Reserves, and the existence or realization of Mineral Resource estimates; the Company’s ability to discover new areas of mineralization; the timing and extent of capital investment at the Company’s operations; the timing and extent of capitalized stripping at the Company’s operations; the timing of production and production levels and the results of the Company’s exploration and development programs; current financial resources being sufficient to carry out plans, commitments and business requirements for the next twelve months; movements in commodity prices not impacting the value of any financial instruments; estimated production rates for gold, silver and other metals produced by the Company; the estimated cost of sustaining capital; availability of sufficient financing; receipt of regulatory approvals; the timing of studies, announcements, and analysis; the timing of construction and development of proposed mines and process facilities; ongoing or future development plans and capital replacement; estimates of expected or anticipated economic returns from the Company’s mining projects, including future sales of metals, concentrate or other products produced by the Company and the timing thereof; the Company’s plans and expectations for its properties and operations; and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information is based on a number of material factors and assumptions, including, but not limited in any manner to, those disclosed in any other of the Company’s filings on EDGAR and SEDAR, and include: the inherent speculative nature of exploration results; the ability to explore; communications with local stakeholders; maintaining community and governmental relations; status of negotiations and potential transactions, including joint ventures; weather conditions at the Company’s operations; commodity prices; the ultimate determination of and realization of Mineral Reserves; existence or realization of Mineral Resources; the development approach; availability and receipt of required approvals, titles, licenses and permits; sufficient working capital to develop and operate the mines and implement development plans; access to adequate services and supplies; foreign currency exchange rates; interest rates; access to capital markets and associated cost of funds; availability of a qualified work force; ability to negotiate, finalize, and execute relevant agreements; lack of social opposition to the Company’s mines or facilities; lack of legal challenges with respect to the Company’s properties; the timing and amount of future production; the ability to meet production, cost, and capital expenditure targets; timing and ability to produce studies and analyses; capital and operating expenditures; economic conditions; availability of sufficient financing; the ultimate ability to mine, process, and sell mineral products on economically favorable terms; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, geopolitical, regulatory and political factors that may influence future events or conditions. While the Company considers these factors and assumptions to be reasonable based on information currently available to the Company, they may prove to be incorrect.

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The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information. Forward-looking information is only a prediction based on the Company’s current expectations and the Company’s projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in the Company’s filings on the Company’s website at www.ssrmining.com, on SEDAR at www.sedar.com, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, the Company does not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events.

All references to “$” in this press release are to U.S. dollars unless otherwise stated.

This press release includes terms that comply with reporting standards in Canada under NI 43-101, which is a rule developed by the Canadian Securities Administrators that establishes standards for public disclosures an issuer makes of scientific and technical information concerning mineral projects. The estimated value of the net smelter return royalty included in this press release is based on the present value of net smelter returns of the Pitarrilla property included in the NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico, dated December 14, 2012 (the “Pitarrilla Report”), which is available on Company’s website at www.ssrmining.com. The Pitarrilla Report and the estimate included in this press release are made in accordance with NI 43-101. The standards in NI 43-101 differ significantly from the requirements of the SEC Accordingly, estimates set forth in this press release may not be comparable with information made in accordance with U.S. standards.

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